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                                                                    Exhibit 10.4

                         Second Forbearance Agreement

     This Agreement made as of this 29th day of October, 1999 by and among Diamond Homes Services, Inc., a Delaware corporation (the "Borrower"), Diamond Exteriors, Inc., a Delaware corporation ("Exteriors"), Reeves Southeastern Corporation, a Florida corporation ("Reeves"), Marquise Financial Services, Inc., a Delaware corporation ("Marquise"), Foreline Security Corporation, a Florida corporation ("FSC"), Solitaire Heating and Cooling, Inc., a Delaware corporation ("Kantel") and Reeves Southeastern Realty, Inc., a Florida corporation ("Reeves Southeastern"), the Banks party to the Credit Agreement hereinafter identified and defined and Harris Trust and Savings Bank as the Banks' Agent (in such capacity, the "Agent");

                                   Recitals:

      A. The Borrower has furnished the Banks with projections which reflect the Borrower's cash balances to be insufficient to support its normal operations today, on which date the Borrower will be unable to meet its payroll obligations.

      B. The Borrower is currently out of compliance with the Credit Agreement in the following respects (each such instance of noncompliance being hereinafter referred to as an "Existing Default"):

            (i) The Borrower's failure to make the principal payments required to be paid on the Term Loans on September 30, 1999;

            (ii) Noncompliance as of June 30, 1999 and September 30, 1999 with the financial covenant contained in Section 8.30 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a minimum EBITDA after capital expenditures;

            (iii) Noncompliance as of September 30, 1999 with the financial covenant contained in Section 8.23 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a minimum Net Worth; and

            (iv) An Event of Default arising by virtue of the cross default in
     Section 9.1(g) of the Credit Agreement by reason of Marquise's noncompliance with the Existing Marquise Financing.

      C. In recent discussions, the Borrower has indicated its inability to comply with the Credit Agreement in the future in the following respects (each such instance of future noncompliance being hereinafter referred to as a "Future Default") (the Existing Defaults and the Future Defaults being hereinafter referred to collectively as the "Unwaived Defaults"):

            (i) The Borrower's failure to make the principal payments scheduled to become due on the Term Loans on December 31, 1999 and March 31, 2000; and
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            (ii) Noncompliance as of December 31, 1999 and March 31, 2000 with the financial covenant contained in Section 8.22 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a maximum Cash Flow Leverage Ratio;

            (iii) Noncompliance as of December 31, 1999 and March 31, 2000 with the financial covenant contained in Section 8.24 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a minimum Fixed Charge Coverage Ratio;

            (iv) Noncompliance as of December 31, 1999 and March 31, 2000 with the financial covenant contained in Section 8.25 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a minimum Interest Coverage Ratio; and

            (v) Noncompliance as of December 31, 1999 and March 31, 2000 with the financial covenant contained in Section 8.31 of the Credit Agreement requiring, among other things, the Borrower's maintenance of a maximum Adjusted Cash Flow Leverage Ratio.

      D. Also in recent discussions, the Borrower has requested that the Banks forbear from exercising their rights and remedies with respect to the Unwaived Defaults and consent to a proposed sale by Marquise of certain of its Property.

      E. While the Banks are not willing to waive the Unwaived Defaults, during the period (the "Standstill Period") ending on June 30, 2000 (the "Scheduled Standstill Expiration Date"), the Banks will provide the Borrower with the limited additional financial support described below and forbear from accelerating the Obligations, enforcing the liens granted by the Collateral Documents and exercising any other rights or remedies available solely by reason of the Unwaived Defaults and consent to such a sale by Marquise on the terms, conditions and provisions contained in this Agreement if the Borrower, Exteriors, Reeves, Marquise, FSC and Reeves Southeastern (collectively the "Loan Parties") each accept this Agreement (which acceptance must be (x) made by their execution hereof without modification in the spaces provided for that purpose below and (y) received by the Agent no later than 2:00 p.m., Chicago time on Monday, November 1, 1999).

     Now, Therefore, upon the execution hereof by the Agent, the Banks and the Loan Parties, it is agreed as follows:

     1. Amounts Owing. Each Loan Party acknowledges and agrees that the principal amount of Loans and L/C Obligations as of October 27, 1999 is $40,416,710 ($16,875,000 in Term Loans, $0 in Swing Loans, $22,841,710 in
Revolving Loans and $700,000 in L/C Obligations) and such amount (together with interest thereon) is justly and truly, jointly and severally, owing by each Loan Party without defense, offset or counterclaim.

      2. Acknowledgment of Default. The Existing Defaults constitute Events of Default under the Credit Agreement. Each Loan Party acknowledges that under Sections 7.2 and 9.2 of the Credit Agreement, because of the Existing Defaults, the Banks are permitted and entitled to terminate the Commitments, to decline to provide further funding to the Borrower, to accelerate

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the Obligations and exercise any other rights or remedies that may be available under the Loan Documents or under applicable law. The Loan Parties represent to the Banks that the Loan Parties are unaware of any Defaults or Events of Default other than the Existing Defaults.

      3. Forbearance. Unless and until a Standstill Termination occurs, the Banks will not accelerate the Obligations or enforce any of the liens granted under the Collateral Documents or exercise any other rights or remedies available solely by reason of the Unwaived Defaults.

      4. No Additional Credit Except as Follows. Each Loan Party acknowledges that the Banks have exercised their right to cease extending any additional credit under the Credit Agreement and that as a result, from and after the date of this Agreement, the Banks will not extend additional credit under the Revolving Credit and Harris Trust and Savings Bank will not extend additional credit under the Swing Line; provided, however, that unless and until a Standstill Termination occurs:

            (a) The Banks will continue to make Borrowings of Revolving Credit Loans to the Borrower for the sole purpose of the Borrower's substantially concurrent intercompany advance of the proceeds of each such Borrowing to Reeves and FSC to finance their ordinary working capital expenses of the type reflected on the Reeves Budget provided that the aggregate principal amount of Revolving Loans and L/C Obligations shall not at any time exceed the lesser of (x) $22,841,710 (the aggregate amount of Revolving Loans outstanding as of the date hereof) or (y) the sum of $5,149,064 plus the Borrowing Base attributable solely to the Collateral of Reeves and FSC as then determined and computed (such sum being hereinafter referred to as the "Reeves/FSC Borrowing Base"), with payments and collections from Reeves and FSC to be deemed (for purposes of determining compliance with this proviso's requirement) first applied to Revolving Loans before application to any other Obligations; and

            (b) On and subject to the provisions of the Credit Agreement as modified hereby and provided there is compliance with the proviso set forth in the immediately preceding clause (a), the Banks will make Borrowings of Base Rate Loans available to repay Reimbursement Obligations arising from drawings paid on Letters of Credit and to cover interest due on the Loans (it being understood that the liability for such Obligations shall not be impaired to the extent such Loans, pursuant to the terms of the Credit Agreement as modified hereby, are inadequate or cannot be made).

Any failure by the Borrower to make any payment as and when required by this Agreement (including any payment required by the Borrowing Base provisions of the Credit Agreement as modified by this Agreement) shall be deemed an Event of Default under subsection 9.1(a) of the Credit Agreement entitling the Agent and the Banks to invoke the rights and remedies available upon the occurrence of such an Event of Default; and any other noncompliance with any of the terms, conditions or provisions of this Agreement shall be deemed an Event of Default under subsection 9.1(c) of the Credit Agreement after notice thereof to the Borrower in accordance with the terms of the Credit Agreement, in each case entitling the Agent and the Banks to invoke the rights and remedies available upon the occurrence of such a Default or Event of Default, as the case may be. The Defaults and Events of Default arising from any failure to pay as required

                                      -3-
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by, or any other noncompliance with, this Agreement are in addition to the
Events of Default currently set forth in the Credit Agreement.

      5.  Collateral Value.  (a)  Exteriors' Eligible Accounts.   A Standstill
Termination shall be deemed to occur if the unpaid balance of Exteriors' Eligible Accounts falls below (i) $5,000,000 as of the last day of any calendar month (commencing November 30, 1999) other than January 31, 2000 or (ii) $4,000,000 as of January 31, 2000.

      (b) Reeves Borrowing Base. Reeves and FSC must not at any time permit the Revolving Loans then outstanding to exceed the Reeves/FSC Borrowing Base as then determined and computed. Reeves and FSC shall immediately make such payments as are necessary to eliminate such excess.

      (c) Reeves and FSC Revolving Loan Mechanization. No later than November 19, 1999, the Company shall make such arrangements as shall be necessary or appropriate to arrange for the administration of the Revolving Loans on the Agent's asset-based lending system. Under such system, collections on the accounts receivable of Reeves and FSC will be applied daily in reduction of the principal of then outstanding Revolving Loans, with new Revolving Loans to be available under and subject to Section 4(a) hereof.

      6. Marquise Collections. Upon repayment of the Existing Marquise Financing, any and all Net Marquise Collections received in each calendar week thereafter shall be remitted to the Agent no later than the second Business Day of the immediately following week for application to the Term Loans (with application to their installments in inverse order) until paid in full and then to the remaining Obligations in accordance with Section 3 of the Credit Agreement. No later than the repayment of the Existing Marquise Financing, each day's Net Marquise Collections received by Marquise shall immediately be delivered to the Agent (in the same form as received, together with any necessary endorsement, if appropriate) for deposit in a deposit account maintained by Marquise with the Agent for such purpose.

      7. Asset Sales. Notwithstanding anything in the Credit Agreement to the contrary, any and all Net Cash Proceeds from any Disposition or Event of Loss shall be remitted to the Agent for application in reduction of the Term Loans. Each such prepayment shall be applied to the remaining installments of the Term Notes in the inverse order of their maturity.

      8. Interest Payments. Reeves and FSC must keep interest current on the Loans. The Banks will not charge interest at the default rates during the Standstill Period. However, no more Fixed Rate Loans shall be advanced, continued or created by conversion, and any Fixed Rate Loans outstanding as of today's date shall as of the last day of their respective Interest Periods, automatically be reborrowed as Base Rate Loans.

      9. Reeves Sale. The Borrower has represented to the Banks that the Borrower intends to sell Reeves within the time frame required below and use the proceeds of such sale to pay, among other things, the Obligations. The Banks' agreements herein are made in large part in reliance on such representation. A Standstill Termination shall be deemed to occur if the Borrower or Reeves fail for any reason to pursue diligently and in good faith such a sale

                                      -4-
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(including a failure to diligently analyze any Hart Scott Rodino issues that may arise in the case of any industry buyer) or if any proposed buyer who has executed a definitive purchase agreement for its acquisition of Reeves shall fail to diligently and in good faith pursue a closing of such acquisition. Without limiting the generality of the foregoing, failure to satisfy any of the following shall constitute a Standstill Termination:

            (a) The Borrower has indicated that it will retain within the next thirty days a reputable investment banking firm with extensive experience in the appropriate industry to assist the Borrower with its sale of Reeves. A Standstill Termination will be deemed to occur if no such investment banker has been retained by November 30, 1999 (or such later date to which the Borrower and (in their discretion) the Banks mutually agree), or if the investment banker so retained is not reasonably acceptable to the Banks. The Borrower shall take all steps reasonably necessary to provide the Agent and Banks access, upon reasonable request by the Agent, to such investment banker (without any Loan Party present if the Agent so requests) for discussions regarding its efforts to consummate such a sale.

            (b) No later than January 30, 2000 (or such later date to which the Borrower and (in their discretion) the Banks mutually agree), the Borrower and Reeves must have completed assembly of a comprehensive package of information regarding Reeves for submission as an offering memorandum to prospective buyers and submitted such package to each of the prospective buyers (both financial buyers and industry buyers) which the investment banker has reasonably determined to be a purchaser worth contacting, with a requirement that bids for the purchase of Reeves are due no later than March 15, 2000.

            (c) No later than April 30, 1999 (or such later date to which the Borrower and (in their discretion) the Banks mutually agree), the Borrower must furnish the Banks a copy of a fully executed definitive and binding purchase agreement for a bona fide sale of Reeves to a third party (which may condition the closing of the sale of Reeves upon satisfaction of due diligence and other conditions of a type and scope customarily required by sophisticated parties to be satisfied in similar sale transactions) reasonably capable of closing prior to the Scheduled Standstill Termination Date or such later date as the Borrower and (in their discretion) the Banks mutually agree, for a consideration in an amount acceptable to the Borrower and to which the Banks have consented.

      9B. Lien on Marquise Assets. Notwithstanding anything contained in the Credit Agreement to the contrary, no later than November 5, 1999 (whether or not the Existing Marquise Financing has been paid), Marquise shall grant the Agent a lien on its Property to secure the Obligations on substantially the same terms and conditions as the other Collateral Documents and in all events in a manner satisfactory to the Agent in form and substance (which include without limitation satisfactory bailee arrangements with First Union).

      10. Lien on Reeves Real Estate. Notwithstanding anything contained in the Credit Agreement to the contrary, (i) no later than November 17, 1999, Reeves shall have executed and delivered to the Agent (or a security trustee therefor) a mortgage (or trust deed) to grant to the

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Agent for the benefit of itself and the Banks a Lien on each parcel of real property owned by Reeves described on Exhibit A hereto to secure the Obligations, (ii) no later than November 30, 1999, Reeves shall at the expense of the Loan Parties (other than, during the Standstill Period, Exteriors) provide to the Agent for each such parcel (except to the extent waived in writing by the Agent), a survey and commitment for a mortgagee's policy of title insurance in an amount equal to the value set forth on such Exhibit (or such lesser amount as may be acceptable to the Agent in its discretion) from a title insurer reasonably acceptable to the Agent insuring the validity of the relevant mortgage (or trust deed) and its status as a first Lien (subject to Liens permitted by the Credit Agreement) on the real property encumbered thereby and
(iii) no later than December 15, 1999, Reeves shall at the expense of the Loan Parties (other than, during the Standstill Period, Exteriors) provide to the Agent an environmental report for each such parcel to the extent requested by the Agent.

      11. Sears Licensing Arrangements. The Sears Licensing Agreement must continue to be governed by the terms and conditions of the November 2, 1999 Term Sheet currently in effect between and executed by Sears and Exteriors (the "Sears Term Sheet"). A Standstill Termination shall be deemed to occur if (w) a definitive binding agreement providing (in form and substance satisfactory to the Banks) for the Sears Term Sheet has not been executed by Sears and Exteriors by November 15, 1999 or (x) Exteriors at any time fails to defer amounts due from Exteriors under the Sears Licensing Agreement as modified by the Sears Term Sheet, to the maximum extent such deferral is permitted thereby (Exteriors hereby agreeing that it will take all action as is necessary to defer the maximum amount possible under the Sears Licensing Agreement as so modified),
(y) Exteriors or Sears breaches any term or condition of the Sears Licensing Agreement as modified by the Sears Term Sheet (including without limitation Sears' failure to remit to Exteriors the credit participation fee when so provided by the Sears Term Sheet) or (z) Sears or Exteriors terminates (whether with or without cause) the Sears Licensing Agreement as so modified. Each Loan Party must (in form and substance reasonably acceptable to the Banks) fully reserve (x) all its rights to assert that neither Sears nor its affiliates have any right to recoup any monies and otherwise set off in reduction of amounts Sears and its affiliates owe to any Loan Party, whether under the Sears Licensing Agreement, on any accounts receivable of any Loan Party or otherwise (any such right of Sears or any such affiliate being hereafter referred to collectively as the "Sears Setoff Claims") and to contest any exercise of the Sears Setoff Claims and (y) all of such Loan Party's other rights, claims and causes of action with respect to the Sears Setoff Claims. Sears must acknowledge (in form and substance reasonably acceptable to the Banks) that (x) neither the Agent nor any Bank waives any of its rights, claims or causes of action with respect to the Sears Setoff Claims and (y) the Agent and each Bank fully reserves its right to assert their status as secured creditors of the Loan Parties with a first priority, perfected lien and security interest (superior to all other rights and interests) on all Property of the Loan Parties. The Banks acknowledge and agree that Sears is fully reserving its right to assert any and all of the Sears Setoff Claims and the Sears Licensing Agreement (as modified by the Sears Term Sheet) as against the Loan Parties, Banks and Agent.

      12. Sears Subordination. Sears has agreed to subordinate its rights to payment of the License Deferral Amount, in an aggregate amount equal to the Collateral Diminution, to the prior payment of the Obligations on the following conditions:

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            (a) During the Standstill Period and for so long thereafter as any
     Collateral Diminution exists (whether or not bankruptcy or other insolvency proceedings have been instituted by or against any Loan Party), no Loan Party shall make any payment or distribution on or otherwise in respect of the License Deferral Amount, and neither Sears nor its affiliates shall be entitled to receive or retain any License Deferral Amount, until such time as the Banks have received for application in reduction of the Obligations, payments and collections from Exteriors or its Property (not from any other Loan Party) in an aggregate amount after the Standstill Period equal to the amount of the Collateral Diminution; and

            (b) The foregoing subordination shall not preclude Sears or its affiliates' collection of amounts due under the License Agreement or otherwise, other than the License Deferral Amount (it being understood and agreed, however, that the Bank Group reserves all of its rights and remedies to contest any use by Sears or any of its affiliates of its asserted setoff or recoupment rights, or any other right asserted as prior to the Banks' and Agent's rights, to collect such amounts until the Obligations have been paid in full).

      13. Intercompany Advances. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, directly or indirectly, make any investments in, or any intercompany loans or advances or any other payment to, any other Loan Party or its Affiliates, except for (i) those investments, loans and advances that exist as of the date hereof and appropriately reflected on the Borrower's September 30, 1999 financial statements heretofore submitted to the Banks, (ii) Exteriors' payment to Kantel (at rates not in excess of Kantel's actual cost) for services provided to Exteriors by Kantel in the ordinary course of Kantel's business, (iii) Marquise's payments to reimburse Exteriors for payroll advanced, and general administrative and overhead expenses incurred, by Exteriors for Marquise's benefit in the ordinary course of business, (iv) payments by Reeves and Exteriors to reimburse the Borrower for general administrative and overhead expenses incurred by the Borrower in the ordinary course of its business, (v) intercompany advances by the Borrower to Reeves and FSC of the Revolving Loans permitted by Section 4(a) above, (vi) intercompany advances by and between Reeves and FSC in the ordinary course of their respective business, (vii) Exteriors' payment to Marquise of a reasonable servicing fee in consideration of Marquise's servicing of certain consumer loans of Exteriors, (viii) Marquise's remittance to Exteriors of collections received by Marquise on Exteriors' loan assets in connection with the aforesaid servicing arrangements and (ix) intercompany payables due from Exteriors to Reeves in compliance with Section 14 hereof.

      14. Intercompany Payables between Reeves and Exteriors. Exteriors purchases inventory and fence installation services from Reeves in the ordinary course of Exteriors business and such purchases give rise to intercompany payables due from Exteriors to Reeves. A Standstill Termination shall be deemed to occur if (x) Exteriors' intercompany payables to Reeves at any one time outstanding exceed $1,500,000 or (y) Exteriors fails to pay Reeves intercompany payables on normal payment terms equivalent to those provided to Exteriors' third party vendors in the ordinary course of Exteriors' business (other than such payables which are classified as "unreconciled" or "disputed").

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      15.  Mergers, Sales and Acquisitions.  During the Standstill Period, no
Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries, without the written consent of the Banks, to (i) merge any Subsidiary with and into the Borrower or any other Subsidiary, (ii) sell, transfer, lease or otherwise dispose of Property of the Borrower or any Subsidiary (other than sales of inventory in the ordinary course) or (iii) make any Acquisitions.

      16. Financial Performance. A Standstill Termination shall be deemed to occur if any one of the following occurs:

            (a) as determined at the first business day of January, 2000, and at the first business day of each month thereafter, Exteriors' actual cumulative installed sales revenues for all fully completed calendar months commencing on October 1, 1999 (with such months taken together) shall be less than 90% of the amount projected on a cumulative basis for such months on Exhibit B hereto; or

            (b) the actual cumulative Gross Marquise Collections for each fully completed calendar month commencing on or at any time after November 1, 1999 (with such months taken together) shall be more than 20% less than the amount projected on a cumulative basis for such months on the Marquise Budget attached as Exhibit F; or

            (c) the actual cumulative EBITDA of Reeves and FSC (with EBITDA determined on a combined basis for Reeves and FSC, but in any event increasing such EBITDA by the amount deducted in arriving at such EBITDA amount in respect of audit charges and appraisal fees due the Agent and transaction costs associated with this Agreement) for each fully completed calendar month commencing on or at any time after November 1, 1999 (with such months taken together) shall be less than the amount set forth for such period on Exhibit C hereto.

      17. Additional Information. The Borrower must furnish the Banks the following information in addition to that currently required by the Loan
Documents:

            (a) as soon as available, and in any event within three Business Days after the last day of each calendar week (commencing with the week ending October 29, 1999), a Borrowing Base Certificate showing the computation of the Borrowing Base for Exteriors as of the close of such week, together with a report of the License Deferral Amount (both the License Deferral Amount deferred during such week and the aggregate cumulative License Deferral Amount deferred on and after the commencement of the arrangements contemplated by the Sears Licensing Agreement through the close of such week), all of the foregoing in reasonable detail, prepared by the Borrower and signed by the chief executive officer or chief financial officer of Borrower, or another officer of Borrower reasonably acceptable to the Agent;

            (b) as soon as available, and in any event (i) prior to consummation of the arrangements contemplated by Section 5(c) above, within three Business Days after the last day of each calendar week (commencing with the week ending today) and (ii) immediately upon consummation of the arrangements contemplated by Section 5(c)

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     above, no later than noon one Business Day after each Business Day, a
     Borrowing Base Certificate showing the computation of the Borrowing Base for Reeves and FSC combined as of the close of the first such Business Day, in reasonable detail, prepared by Reeves and signed by the chief executive officer or chief financial officer of Reeves, or another officer of Reeves reasonably acceptable to the Agent;

            (c) as soon as available, but in any event no later than twenty days following the close of each calendar month, an income statement on each of Reeves, FSC, Exteriors and Kantel as at the close of such month and an income statement and statement of cash flows for such Loan Parties for the month then ended, prepared in all material respects in accordance with GAAP, with the statements for Reeves and FSC to show such Loan Parties on both an individual and consolidated basis and all such statements otherwise in reasonable detail, and with each such statement signed by the chief executive officer or chief financial officer of the relevant Loan Party, or another officer of such Loan Party reasonably acceptable to the Agent;

            (d) as soon as available, but in any event no later than the 15th day of each calendar month, a projection (each, an "eight-week Exteriors cash projection") of Exteriors' weekly cash receipts and cash uses for the immediately ensuing two calendar months, in reasonable detail and signed by the chief executive officer or chief financial officer of Exteriors, or another officer of Exteriors reasonably acceptable to the Agent;

            (e) as soon as available, but in any event no later than the third Business Day of each calendar week, a report describing the variance between the actual cash receipts and actual cash uses during the immediately preceding week for Exteriors and the amounts projected for such period for Exteriors in the then most recent eight-week Exteriors cash projection, in reasonable detail, together with an explanation in reasonable detail of the reasons for such variance, all in reasonable detail, signed by the chief executive officer or chief financial officer of Exteriors, or another officer of Exteriors reasonably acceptable to the Agent;

            (f) as soon as available, but in any event no later than the 20th day of each calendar month, a certificate from each of Exteriors, Marquise, Reeves and FSC showing a computation of compliance with the requirements imposed on such Loan Party by Section 16 hereof, in reasonable detail, signed by the chief executive officer or chief financial officer of the relevant Loan Party, or another officer of such Loan Party reasonably acceptable to the Agent;

            (g) as soon as available, but in any event no later than the third Business Day of each calendar week (commencing immediately), a report of the aggregate amount of balances on deposit, as of the close of the immediately preceding week, at accounts maintained by the Loan Parties at banks and other financial institutions as to which blocked account agreements conforming with the requirements of Section 20 below have not yet been delivered, in reasonable detail, signed by the chief financial officer of the Borrower, or another officer of the Borrower reasonably acceptable to the Agent;

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            (h) no later than November 1, 1999, a budget of Marquise's ordinary and necessary working capital expenses and an accompanying projection of Marquise's cash receipts, in each case through at least the Scheduled Standstill Termination Date, such budget and projection to be in reasonable detail in a format similar to the Marquise Budget already submitted for the period ending December 31, 1999 (except that such budget need be broken down on only a month by month basis as opposed to a week by week basis) and otherwise acceptable to the Agent in form and substance;

            (i) as soon as available, but in any event, no later than the 15th day of each calendar month (commencing December 15, 1999), a budget of Marquise's ordinary and necessary working capital expenses and an accompanying projection of Marquise's cash receipts, in each case for the immediately ensuing two calendar months, such budget and projection to be in reasonable detail in a format similar to the Marquise Budget already submitted for the period ending December 31, 1999 and otherwise acceptable to the Agent in form and substance

            (j) no less frequently than once every two calendar weeks, an update (which may be verbal) summarizing the Loan Parties' progress in locating a purchaser for Reeves, in reasonable detail acceptable to the Agent and (if written) signed by the chief executive officer of the Borrower, together with copies of all written expressions of interest, letters of intent and draft purchase agreements submitted by prospective buyers; and

            (k) as soon as available, but in no event any later than their submission to Sears, a copy of the financial and other information pursuant to the Sears Term Sheet, including without limitation: (i) the Business Plan for Exteriors referenced therein and (ii) each weekly tracking report of all key drivers; and

            (l) promptly upon request of the Agent or any Bank, such other information regarding the sales of Marquise or Reeves or any other Disposition as the Agent or such Bank shall reasonably request.

      18. Turnaround Consultant. The Borrower shall continue to retain High Ridge Partners or such other third party consulting firm as the Borrower shall in its discretion select which is reasonably satisfactory to the Banks to assist in the conduct of the Borrower's business. The Loan Parties shall take reasonable steps to assure that representatives of such firm are available for discussions with the Banks regarding the Loan Parties' financial condition and prospects (whether or not any member of any Loan Party is present).

      19. Green Tree Purchase. The Banks will consent to the Disposition made by Marquise to Green Tree Financial Servicing Corporation ("Green Tree") of Property owned by Marquise on the same or substantially the same terms and conditions as are set forth in the draft of the Green Tree Contract Purchase Agreement ("Draft Purchase Agreement") faxed from Green Tree to Marquise on October 4, 1999; provided, however, that (i) such Disposition is made prior to any Standstill Termination, (ii) such Disposition is for a gross cash consideration payable entirely at closing to Marquise of not less than 103% of face principal amount of the Contracts

(as defined in the Draft Purchase Agreement) and (iii) any guaranty or other support by the Borrower or any Subsidiary for Marquise's obligations with respect to such Disposition shall be on terms and conditions no more burdensome on the Borrower that those set forth in the form of guaranty for such purpose heretofore approved by the Banks.

      20. Proceeds of Collateral. The Borrower shall establish and maintain such arrangements as shall be necessary or appropriate to assure that the proceeds of collections on accounts receivable and other Collateral of the Loan Parties are deposited (in the same form as received) in bank accounts maintained with, or under the dominion and control of, the Agent, such bank accounts to constitute special restricted bank accounts, the Loan Parties acknowledging that the Agent has (and is hereby granted) a lien on such bank accounts and all funds contained therein to secure the Obligations; provided, however, that such arrangements need not be made with respect to bank accounts in which the aggregate balances (in all such bank accounts taken together) at no time exceed $500,000. If and to the extent that proceeds are deposited and/or maintained in one or more bank accounts maintained with financial institutions other than the Agent, the immediately preceding sentence's requirement of dominion and control shall be satisfied with respect to such deposit accounts only if the financial institutions maintaining such bank accounts shall have delivered to the Agent blocked account agreements satisfactory to the Agent in form and substance pursuant to which such financial institutions acknowledge and agree the Agent's Lien thereon, waive any right of offset or bankers' liens thereon (other than with respect to account maintenance charges and returned items) and agree that, upon notice from the Agent, the collected balances in such bank accounts will only be transferred to the Agent. The Banks agree with the Borrower that if and so long as no Standstill Termination has occurred or is continuing, except for payments and collections from Reeves and FSC to comply with Section 5(b) above and Net Marquise Collections required to be prepaid pursuant to Section 6 above, amounts on deposit in such bank accounts of each Loan Party will (subject to the rules and regulations of the relevant depository as from time to time in effect applicable to demand deposit accounts) be made available to such Loan Party for use in the conduct of its business. Upon the occurrence of a Standstill Termination, the Agent may apply the funds on deposit in such bank accounts in reduction of the Obligations in accordance with Section 3 of the Credit Agreement. The acceptance by the Agent and Lenders of the foregoing arrangements contemplated by this Section does not constitute a waiver of any of their rights, claims or causes of action with respect to the Sears Setoff Claims.

      21. Standstill Termination. As used in this Agreement, "Standstill Termination" shall mean the occurrence of the Scheduled Standstill Expiration Date, or, if earlier, the occurrence of any one or more of the following events:
(a) any Default or Events of Default under the Credit Agreement, in each case other than the Unwaived Defaults; (b) any failure by the Borrower for any reason to comply with any term, condition or provision contained in this Agreement; (c) any representation made in this Agreement or pursuant to it proves to be incorrect or misleading in any material respect when made; (d) any change shall occur after October 29, 1999 in the condition or prospects, financial or otherwise, of the Borrower or any Material Subsidiary, taken as a whole, which the Agent or Required Banks in good faith deem materially adverse; or (e) the occurrence of any event or the existence of any condition in each case which is specified herein as a "Standstill Termination". The occurrence of any Standstill Termination shall be deemed an Event of Default under the Credit Agreement. Upon the occurrence of a Standstill Termination, the Standstill Period is automatically terminated and the Banks are then permitted and entitled under Sections 7.2, 9.2, 9.3 and 9.4 of the Credit Agreement, among other things, to permanently terminate the Commitments, to decline to provide further funding, to require payments on the L/C Obligations, to accelerate the Obligations and to exercise any other rights and remedies that may be available under the Loan Documents or applicable law.

      22. No Waiver and Reservation of Rights. The Loan Parties acknowledge that the Banks are not waiving the Unwaived Defaults, but are simply agreeing to forbear from exercising their rights with respect to the Unwaived Defaults to the extent expressly set forth in this Agreement. Each Loan Party will not assert and hereby forever waives any right to assert that the Agent or the Banks are obligated in any way to continue beyond the Standstill Period to forbear from enforcing their rights or remedies or that the Agent and the Banks are not entitled to act on the Unwaived Defaults after the occurrence of a Standstill Termination as if such default had just occurred and the Standstill Period had never existed. Each Loan Party acknowledges that the Banks have made no representations as to what actions, if any, the Banks will take after the Standstill Period or upon the occurrence of any Standstill Termination, a Default or Event of Default, and the Banks and the Agent must and do hereby specifically reserve any and all rights and remedies they have (after giving effect hereto) with respect to the Existing Defaults and each other Default or Event of Default that may occur.

      23. Release. For value received, including without limitation, the agreements of the Banks in this letter, each Loan Party hereby releases the agent and each Bank, its current and former shareholders, directors, officers, agents, employees and professional advisors (collectively, the "Released Parties") of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which each Loan Party has or ever had against the Released Parties from the beginning of the world to this date, including, without limitation, those arising out of the existing financing arrangements between the Banks, and each Loan Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off or defense against the Released Parties, each of which the Borrower hereby expressly waives.

      24. Loan Documents Remain Effective. Except as expressly set forth in this Agreement, the Loan Documents and all of the Loan Parties' obligations thereunder, the rights and benefits of the Agent and Banks thereunder and the liens and security interests created thereby remain in full force and effect. Without limiting the foregoing, each Loan Party agrees to comply with all of the terms, conditions and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement and the Loan Documents are intended by the Banks as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.

      25. Fees and Expenses. No later than November 15, 1999, the Loan Parties (other than, during the Standstill Period Exteriors) must pay in full all of the Agent's invoices for field audit, appraisal and legal expenses in connection with the credit arrangements contemplated by the

Credit Agreement. The Borrower shall pay all other reasonable fees and expenses (including attorneys' fees) heretofore incurred by the Banks and their counsel in connection with the drafting and preparation of the Loan Documents and incurred by the Banks and their counsel in connection with the drafting and preparation of this Agreement, and the supervision of legal matters in connection with this Agreement.

      26. Definitions. The following terms shall have the following meanings herein:

     "Collateral Diminution" means the amount (the "Initial Collateral Diminution Amount"), if any, by which (x) the arithmetic average of the unpaid balance of Exteriors' Eligible Accounts as of the last Business Day of each of the last four calendar weeks preceding the date of this Agreement (concluding with the calendar week within which the date of this Agreement occurs)) exceeds
(y) the arithmetic average (the "Ending Eligible Accounts Balance") of the unpaid balance of Exteriors' Eligible Accounts as of the last Business Day of each of the last four calendar weeks preceding the Initial Diminution Measurement Date (concluding with the calendar week within which the Initial Diminution Measurement Date occurs); provided that: (1) the Agent shall determine the Eligible Accounts in the manner required by the Credit Agreement;
(2) the Initial Diminution Measurement Date shall be the date on which the Standstill Period terminates and shall not be later than June 30, 2000; (3) a Subsequent Diminution Measurement Date shall occur once every four calendar weeks after the Initial Diminution Measurement Date; (4) on each Subsequent Diminution Measurement Date, the amount of the Collateral Diminution shall equal the amount (if any) by which (A) the Initial Collateral Diminution Amount exceeds (B) the excess of (i) the then highest arithmetic average of the unpaid balance of Exterior's Eligible Accounts as of the last Business Day of each of the last four calendar weeks preceding such Subsequent Diminution Measurement Date and any prior Subsequent Diminution Measurement Date (including for such purposes the four calendar weeks concluding with the calendar week within which any Subsequent Diminution Measurement Date occurs) over (ii) the Ending Eligible Accounts Balance; and (5) in no event shall the amount of the Collateral Diminution exceed either the aggregate amount of the License Deferral Amount as of the Initial Diminution Measurement Date or the Initial Collateral Diminution Amount.

     "Credit Agreement" shall mean that certain Credit Agreement dated as of April 20, 1998 by and among the Loan Parties, the Agent and the Banks from time to time party thereto as amended by First, Second and Third Amendments thereto dated as of August 3, 1998, November 13, 1998, and March 30, 1999, respectively.

     "License Deferral Amount" means as of any day, the aggregate amount of licensing fees due Sears under Section 19 of the Sears Licensing Agreement that Exteriors had the right to defer by the provisions of the Sears Term Sheet.

     "Exteriors Budget" shall mean the budget headed "Projected Operating Results" attached hereto as Exhibit D hereto.

     "Gross Marquise Collections" means all payments and collections made on Marquise's loan assets and all other proceeds of Marquise's Collateral.

     "Marquise Budget" shall mean the budget headed "Weekly Cash Flow" attached hereto as Exhibit F and each budget for Marquise subsequently provided to the Agent pursuant to Section 17(h) hereof.

     "Net Marquise Collections" means with respect to each calendar week (each, a "collection week"), all Gross Marquise Collections received during such collection week in excess of the amount then reasonably expected as necessary to cover Marquise's expenses through the close of the fourth week following such collection week to the extent such expenses are reflected on the Marquise Budget.

     "Reeves Budget" shall mean the budget attached hereto as Exhibit E hereto.

     "Sears" shall mean Sears, Roebuck and Co.

     "Sears Licensing Agreement" shall mean that certain License Agreement dated January 1, 1996, as amended, including the Credit Addendum attached as Exhibit B thereto by and between Sears and Exteriors, and that certain letter agreement dated June 30, 1999, each by and between Sears and the Borrower.

     All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     This Agreement shall take effect upon its execution by the Agent and Banks and its acceptance by the Borrower and the Material Subsidiaries. By their acceptance hereof, the Borrower and the Material Subsidiaries represent that they have the necessary power and authority to execute, deliver and perform the undertakings contained herein and that the same do bind the Borrower and the Material Subsidiaries hereto. This Agreement shall be governed by Illinois law and shall be governed and interpreted on the same basis as the Credit Agreement.

     Dated as of October 29, 1999.

                                 Harris Trust And Savings Bank,
                                   individually and as Agent

                                 By
                                 Its
                                    --------------------------------------------

                                 LaSalle Bank, National Association

                                 By
                                 Its
                                    --------------------------------------------

                                 Bank of America, N.A.

                                 By
                                 Its
                                    --------------------------------------------

     Accepted and agreed to.

                                 Diamond Home Services, Inc.

                                 By
                                 Its
                                    --------------------------------------------

                                 Reeves Southeastern Corporation

                                 By
                                 Its
                                    --------------------------------------------

                                 Foreline Security Corporation

                                 By
                                 Its
                                    --------------------------------------------

                                 Diamond Exteriors, Inc.

                                 By
                                 Its
                                    --------------------------------------------

                                 Marquise Financial Services, Inc.

                                 By
                                 Its
                                    --------------------------------------------

                                 Reeves Southeastern Realty, Inc.

                                 By
                                 Its
                                    --------------------------------------------

                                 Solitaire Heating and Cooling, Inc.

                                 By
                                 Its
                                    --------------------------------------------

                                   Exhibit A

           Address                                    Estimated Value

     3391 Lumpkin Road                                    $170,000
     Columbus, GA  31903

     321 West J.J. Drive                                  $273,263
     Greensboro, NC  27406

     North Kings Road                                     $220,000
     Greenville, SC  29606

     2618 Rolac Road                                      $281,743
     Jacksonville, FL  32207

     2709 John Deere Road                                 $241,225
     Knoxville, TN  37917

     Laurinburg-Maxton AFB                                $270,000
     Laurinburg, NC  28352

     4002 50th Street SW                                  $400,000
     Midfield, AL  35228

     1907 Hand Avenue                                     $251,489
     Mobile, AL  35228

     617 Hill Street                                      $320,516
     Jefferson, LA

     5614 Carder Road                                     $227,690
     Orlando, FL  32862-7368

     2720 Bartram Road                                    $650,000
     Bristol, PA  19007

     8619 Telegraph Road                                  $290,000
     Glen Allen, VA  23060

     9800 Reeves Road                                   $3,665,612
     Tampa, FL  33619

     Reeves Field                                         $443,452
     Broadway Avenue and
        Flakenburg Road
     Tampa, FL

                                   Exhibit B
                 Cumulative Exteriors Installed Sales Revenues
                              in Thousands (000's)



          Test Date             No Less than Amount             Period Covered

          01/01/2000                 $26,063                    10/99 - 12/99
          02/01/2000                 $33,009                    10/99 - 01/00
          03/01/2000                 $40,935                    10/99 - 02/00
          04/01/2000                 $48,226                    10/99 - 03/00
          05/01/2000                 $56,960                    10/99 - 04/00
          06/01/2000                 $66,914                    10/99 - 05/00

                                   Exhibit C

                 Minimum Required Cumulative Reeves/FSC EBITDA


--------------------------------------------------------------------------------
As of close of the calendar month:     Cumulative EBITDA must not be less than:
--------------------------------------------------------------------------------
           November                                   $306,028
--------------------------------------------------------------------------------
           December                                   $612,309
--------------------------------------------------------------------------------
           January '00                                $643,854
--------------------------------------------------------------------------------
           February                                   $607,799
--------------------------------------------------------------------------------
           March                                    $1,550,010
--------------------------------------------------------------------------------
           April                                    $2,246,022
--------------------------------------------------------------------------------
           May                                      $2,851,661
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Confidential material in Exhibits D, E and F has been deleted for filing purposes and omitted pursuant to a request for confidential treatment. Confidential material has been or will be filed separately. Confidential material consists of 15 pages.